AMERICAN INTERNATIONAL GROUP, INC.
2013 OMNIBUS INCENTIVE PLAN NON-EMPLOYEE DIRECTOR
DEFERRED STOCK UNITS AWARD AGREEMENT

This award agreement (this “Award Agreement”) sets forth the terms and conditions of an award (this “Award”) of deferred stock units (“DSUs”) in the amount and number set forth on Schedule A hereto (as amended or updated from time to time) granted to you under the American International Group, Inc. 2013 Omnibus Incentive Plan (as amended and restated from time to time, the “Plan”).

1.               The Plan.  This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement.  Capitalized terms used in this Award Agreement which are not defined in this Award Agreement have the meanings as used or defined in the Plan.

2.               Award.  The number of DSUs set forth on Schedule A hereto are subject to this Award Agreement.  The number of DSUs on Schedule A shall be determined by dividing the dollar amount of the Award (as set forth therein) by the closing sale price of Common Stock as reported by the New York Stock Exchange on the date of grant of such Award, without giving effect to extended or after hours trading, or, if the Common Stock is not traded on the New York Stock Exchange on the date of grant, by the Fair Market Value.  Each DSU constitutes an unfunded and unsecured promise of AIG to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (a “Share” or “Shares” as the context requires) (or securities or other property equal to the Fair Market Value thereof) on the Payment Date as provided herein.  Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder of AIG.  In the event the calculation of the number of DSUs subject to this Award Agreement results in fractional shares, the number of Shares shall be rounded down to the next whole Share.  THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT.

3.               Payout.

(a)                In General.  Except as provided below in this Paragraph 3 and Paragraph 6, the Shares underlying the DSUs shall be paid on or promptly after the last Trading Day of the month in which you cease to provide services to the Company (the “Payment Date”), but no later than 90 days after you cease to provide services to the Company.  Subject to the Plan, AIG may deliver securities or other property based on the Fair Market Value in lieu of all or any portion of the Shares otherwise deliverable on the Payment Date.  You shall be the beneficial owner of any Shares at the close of business on the Payment Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is on or after the close of business on the Payment Date.  “Trading Day” means a day on which the Common Stock trades regular way on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

(b)               Death.  Notwithstanding any other term or provision of this Award Agreement, if you die prior to the Payment Date, the Shares (or securities or other property in lieu of all or any portion thereof) corresponding to your outstanding DSUs shall be paid to the most recent beneficiary designated in writing by you to the Vice President – Corporate Governance or, in the absence of such a designation, to the representative of your estate promptly after your death (but no later than 90 days after your death).

(c)                Delay of Payment.  The Board may, in its sole discretion, determine to defer payment of DSUs or permit you to elect to defer payment of DSUs, in each case in a manner that conforms to the requirements of Section 409(a)(4) of the Code.

4.               Dividend Equivalent Rights.  On the last day of each calendar quarter before the payout of Shares (or securities or other property in lieu thereof) pursuant to this Award Agreement, you shall be paid an amount in incremental DSUs equal to any regular cash dividend payment that would have been distributed during such quarter in respect of the Shares (or securities or other property in lieu thereof) not yet delivered.  The number of incremental DSUs awarded under this Paragraph 4 shall be based upon the closing sale price of a Share as reported by the New York Stock Exchange on the first day of the quarter succeeding the dividend payment date or, if the Common Stock is not then listed on the New York Stock Exchange, the Fair Market Value.  In the event the calculation of the number of incremental DSUs to be awarded results in fractional DSUs (after taking into account all DSUs to be awarded to you in respect of such date), the number of incremental DSUs to be awarded shall be rounded down to the next whole number of DSUs.  Incremental DSUs shall be DSUs subject to this Award Agreement, and payout of Shares (or securities or other property in lieu thereof) underlying incremental DSUs shall be made at the same time as for other DSUs in accordance with Paragraph 3.  In the event that a regular cash dividend payment is paid during the calendar quarter in which you cease to provide services to the Company (but prior to the date on which you cease to provide services to the Company), you shall be entitled to receive an amount in cash equal to the actual dividend paid for that quarter in respect of the Shares not yet delivered, payment of which also shall be made at the same time as for DSUs in accordance with Paragraph 3.

5.               Non-transferability.  Except as may otherwise be provided in this Paragraph or as otherwise may be provided by the Board, the limitations set forth in Section 4.6 of the Plan shall apply.  Any assignment in violation of the provisions of this Paragraph 5 shall be void.  The Board may adopt procedures pursuant to which you may transfer some or all of your DSUs through a gift for no consideration to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, and any other entity in which these persons (or the recipient) own more than 50% of the voting interests.

6.               Withholding, Consents and Legends.

(a)                The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes in accordance with Section 4.2 of the Plan.

(b)               Your rights in respect of the DSUs are conditioned on the receipt to the full satisfaction of the Board of any required Consents (as defined in Section 4.3 of the Plan) that the Board may determine to be necessary or advisable; provided  that if such Consent has not been so effected or obtained as of the latest date provided by this Award Agreement for the delivery of Shares (or securities or other property) in respect of any DSUs and further delay of delivery is not permitted in accordance with the requirements of Section 409A, such DSUs will be forfeited and terminate notwithstanding any prior vesting.

(c)                AIG may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Board determines to be necessary or advisable.  AIG may advise the transfer agent to place a stop order against any legended Shares.

7.               Section 409A.

(a)                DSUs awarded under this Award Agreement are intended to be “deferred compensation” subject to Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance (“Section 409A”), and this Award Agreement is intended to, and shall be interpreted, administered and construed to, comply with Section 409A with respect to the DSUs.  The Board shall have full authority to give effect to the intent of this Paragraph 7(a).  To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of this Award Agreement and the provisions of the Plan, the Plan shall govern.

(b)               Without limiting the generality of Paragraph 7(a), (i) references to your ceasing to provide services to the Company with respect to the DSUs shall mean your separation from service with the Company within the meaning of Section 409A (which, unless inconsistent with the foregoing, will mean your ceasing to be a director of the Board), and (ii) the right to payment of dividend equivalents pursuant to Paragraph 4 shall be treated separately from the right to payment of the Shares underlying the DSUs for all purposes of Section 409A.

(c)                Any payment to be made under the DSUs in connection with termination of your Employment (and any other payment under the Plan) that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after termination of your Employment (or earlier death) in accordance with the requirements of Section 409A.

(d)               To the extent necessary to comply with Paragraph 7(a), any securities or other property that the Company may deliver in respect of the DSUs shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with Paragraph 3(c)).

(e)               Each payment under the DSUs (including an award of incremental DSUs pursuant to Paragraph 4) shall be treated as a separate payment for purposes of Section 409A.

8.               Successors and Assigns of AIG.  The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of AIG and its successors and assigns.

9.               Amendment.  The Board reserves the right at any time to amend the terms and conditions set forth in this Award Agreement in any respect in accordance with Section 1.3 of the Plan, and the Board may amend the Plan in any respect in accordance with Section 4.1 of the Plan.  Notwithstanding the foregoing and Sections 1.3 and 4.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent (or the consent of your estate, if such consent is obtained after your death), and the Board may not accelerate or postpone the payout of the Shares (or securities or other property in lieu of any or all of the Shares) to occur at a time other than the applicable time provided for in this Award Agreement.  Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Board or any other person or persons authorized by the Board.

10.           Governing Law.  THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

11.           Headings.  The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

            IN WITNESS WHEREOF, AIG and you have caused this Award Agreement to be duly executed and delivered.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name: Eric N. Litzky
Title: Vice President

Recipient:

Date:

Accepted and Agreed:
By:_____________________________

Schedule A

Schedule of Awards

Date of Award	Award Amount	Number of DSUs[1]

[1]    Determined by dividing the dollar amount listed in the applicable “Award Amount” column by the closing sale price of Common Stock on the New York Stock Exchange on the date of grant of such Award (or if the Common Stock is not traded on the New York Stock Exchange on the date of grant, by the Fair Market Value) rounded down to the nearest whole DSU.